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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-64610 of Coach, Inc. on Form S-8 of our report dated November 26, 2002, appearing in the Annual Report on Form 11-K of Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2002.



DELOITTE & TOUCHE LLP

New York, New York
December 27, 2002